UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 21, 2005

                           SAFETEK INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                  33-22175                   75-2226896
           --------                  --------                   ----------
  (State or other jurisdiction      (Commission               (IRS Employer
           of incorporation)        File Number)            Identification No.)

                                5509 11th Avenue
                               Brooklyn, NY 11219
                    (Address of principal executive offices)

                                 (917) 816-0790
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

SECTION 3-SECURITIES AND TRADING MARKETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 21, 2005, Safetek International, Inc. (the "Registrant") received in cash a gross amount equal in the aggregate to $36,979.50 and executed subscription agreements from 48 persons relating to the purchase of an aggregate of 36,979,500 shares of common stock at a per share purchase price of $0.001 per share. The form of the subscription agreement is attached hereto as Exhibit 10.2.

The shares were offered and issued pursuant to Regulation S promulgated by the Securities and Exchange Commission. There were no underwriters or broker-dealers involved in the private placement and therefore no underwriting discounts or commissions were paid; the Registrant received the full gross proceeds of the offering. The Registrant did not make any offers in the United States, each of the purchasers were outside the United States and there were no selling efforts in the United States.

Subsequent to the issuance of the above-mentioned shares, the Registrant had 37,717,951 shares of common stock issued and outstanding.
SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Information. Not applicable

      (b)   Pro forma financial information. Not applicable

            (c)   Exhibits

     Exhibit 10.2 Form of Regulation S Subscription Agreement and Investment Representation


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SAFETEK INTERNATIONAL, INC.
                                          (Registrant)

                                          By: /s/ Samuel Shneibalg
                                              --------------------------
                                          President and Chief Executive Officer

Date:   January 25, 2005


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